Exhibit 99.1

VERB Appoints Kym Nelson as Chief Content Officer

Seasoned digital advertising and sales executive to boost new division

NEWPORT BEACH, Calif. and SALT LAKE CITY, October 21, 2020 (GLOBE NEWSWIRE) -- VERB Technology Company, Inc. (NASDAQ: VERB) (“VERB” or the “Company”), a leader in interactive video-based sales enablement applications, including interactive livestream ecommerce, webinar, CRM and marketing applications for entrepreneurs and enterprises, today announced the appointment of Kym Nelson as Chief Content Officer for a new division of the Company.

A digital advertising and sales executive recognized as a subject matter expert on gaming, live streaming media, eSports and branded content, Ms. Nelson joins VERB after highly successful stints at Twitch, Maxim Magazine, Interplay Games and Fox Interactive, among others. As Vice President of West Coast Sales for Fox Interactive, IGN Entertainment and Myspace, she championed and gained approval to create Fox Interactive Media’s first vertical sales team to represent both IGN Entertainment and Myspace. Her vision paid off, achieving annual sales of $35 million and tripling Myspace gaming industry revenue from $3 million to $10 million.

In 2013, Ms. Nelson was recruited as Senior Vice President, West Coast Sales at Twitch, at the time an early-stage pre-IPO company. Kym played a critical role in positioning the company—which has become the world’s leading live streaming video platform and community for gamers with up to three million broadcasters and 100 million monthly viewers—for acquisition by Amazon. At Twitch, she built and inspired a world-class team of 20, built the sales story and methodology, and was instrumental in driving revenue growth from $2 million to $40 million.

“We are thrilled to welcome Kym to the VERB team,” said Rory J. Cutaia, VERB CEO. “Kym is a forward-thinker with a proven track record in the digital space. Her knowledge and experience are not only an enormous advantage, but she will also add rocket fuel to the current hyper-growth initiatives I’ve alluded to in our recent earnings call. I look forward to working with Kym as we execute on our strategies to deliver higher value for our stakeholders.”

“Joining an envelope-pushing company like VERB is a tremendous opportunity and I couldn’t be more excited to work with Rory and the rest of the team,” Ms. Nelson said. “I look forward to making an impact by leveraging what I’ve learned across my career to help Rory realize the grand vision he has laid out for Verb; one for which I have long been an avid advocate, even back to my time at Twitch. There’s a confluence of events unfolding right now that have created an extraordinary opportunity for companies like Verb that had the foresight to position themselves properly and I’m thrilled to now be a part of it.”

About VERB

VERB Technology Company, Inc. (Nasdaq: VERB) transforms how businesses attract and engage customers. The Company’s Software-as-a-Service, or SaaS, platform is based on its proprietary interactive video technology, and comprises a suite of sales enablement business software products offered on a subscription basis. Its software applications are available in over 60 countries and in more than 48 languages to large enterprise and small business sales teams that need affordable, easy-to-use, and quick-to-get-results sales tools. Available in both mobile and desktop versions, the applications are offered as a fully integrated suite, as well as on a standalone basis, and include verbCRM (Customer Relationship Management application), verbLEARN (Learning Management System application), and verbLIVE (Interactive Livestream eCommerce and Video Webinar application). The Company has offices in California and Utah. For more information, please visit: www.verb.tech.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our expectation that the new executive will be instrumental in driving the Company’s growth; our expectation that the new executives will provide the depth of knowledge, skill and experience we need to accomplish our hyper-growth initiatives as well as our ongoing efforts to ensure that our infrastructure can accommodate that growth; and our expectations for what the Company is planning to deliver for its shareholders. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the COVID-19 pandemic and related public health measures on our business, customers, markets and the worldwide economy; our plans to attract new customers, retain existing customers and increase our annual revenue; the development and delivery of new products, including verbLIVE; our plans and expectations regarding software-as-a-service offerings; our ability to execute on, integrate, and realize the benefits of any acquisitions; fluctuations in our quarterly results of operations and other operating measures; increasing competition; general economic, market and business conditions; and the risks described in the filings that we make with the Securities and Exchange Commission (“SEC”) from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, which was filed with the SEC on May 14, 2020, as amended by Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K, which was filed with the SEC on June 4, 2020, and which should be read in conjunction with our financial results and forward-looking statements contained therein, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which was filed with the SEC on August 14, 2020, and which should be read in conjunction with our financial results and forward-looking statements contained therein. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Relations Contact:

888.504.9929
investors@verb.tech

Media Contact:

855.250.2300, ext.107
info@verb.tech